Exhibit 10.1

ESOP Policy (2013)

Basic Principles Each stock option grant shall become effective only after the grant is approved by the Board of the Company. The employees who are to receive the stock options shall sign relevant legal documents with the Company to become stock option grantees. The signatories shall be employees of the Company when signing the relevant legal documents. The Company grants stock options to employees who meet one of the following conditions: Management Level B1 or above; Technical Level P4 or above; or Other special staff approved by the CEO.

4. When recruiting core staff and senior management members, the Company will provide two compensation schemes (i.e. “High Salary, Low Options” and “Low Salary, High Options”) for candidates to choose. 5. For the grant of options to an employee, the Company will first decide the total number of options to be granted, and then such number of options will vest equally at the end of the employee’s each year of service over four years. 6. General principles for options granted to departing employees - If the departing employee does not work for a competitor of the Company after the departure, options granted to him or her will be retained and can be exercised within the prescribed time. The unvested portion of options will be forfeited. - If the departing employee works for a competitor of the Company after the departure, the Company will be entitled to repurchase the vested options from such employee at the grant price. The unvested portion of options will be forfeited. 7. If an employee is promoted and thus satisfies the conditions for options or a larger number of options to be granted, such grant of options will be approved by the first Board meeting held after the employee’s promotion unless in exceptional circumstances. Basic Principles

The Number of Options Granted to Each Level Management Level Low Middle High Technical Level Low Middle High B1 3000 6500 10000 P4 1,000 2,500 4,000 B2 5,000 17,500 30,000 P5 2,000 4,000 6,000 B3 10,000 30,000 50,000 P6 3,000 6,000 10,000 C1 20,000 50,000 80,000 P7 5,000 10,000 20,000 C2 30,000 65,000 100,000 P8 10,000 20,000 30,000 C3 40,000 80,000 120,000 P9 20,000 40,000 60,000 D1-D3 50,000 100,000 150,000 P10-P12 40,000 60,000 80,000

Steps for Granting Options (For Current Employees) Step 1: After the performance evaluation at the middle and end of the year, respectively, the heads of the first-level departments to nominate candidates according to relevant policies Step 2: HR to review and summarize Step 3: CEO to review and approve Step 4: The Board to approve. Step 5: HR to inform the employees who will be granted the options Step 6: Option grantees to sign relevant legal documents; the legal department and HR to archive the signed documents

Steps for Granting Options (For Recruiting New Employees) Step 1: The heads of the first-level departments recruiting candidates to provide comments according to policies (CTO to provide comments when it comes to a technical department) Step 2: The head of HR to review and evaluate the level of the employee Step 3: CEO to review and approve Step 4: The Board to approve Step 5: HR to inform the employees who will be granted the options Step 6: Option grantees to sign relevant legal documents; the legal department and HR to archive the signed documents